Exhibit 99.1

Saga Communications, Inc.

Reports 4th Quarter and Year End 2020 Results

Contact:

Samuel D. Bush

313/886-7070

Grosse Pointe Farms, MI – March 12, 2021 – Saga Communications, Inc. (Nasdaq - SGA) reported today that fourth quarter and year end 2020 revenue and the related net income continue to be impacted by the COVID-19 pandemic. Net Revenue was $28.8 million for the fourth quarter ended December 31, 2020 which was a 19.1% increase over net revenue for the third quarter ended September 30, 2020. Net Revenue for the fourth quarter in 2019 was $31.8 million. Station operating expense decreased $1.9 million to $21.1 million for the quarter compared to the same period last year. Station operating income was $9.1 million for the quarter compared to $10.5 million for the fourth quarter last year and operating income was $5.0 million for the quarter compared to $5.4 million for the same period last year. Net income was $2.3 million and diluted earnings per share were $0.38 in the fourth quarter of 2020. Free cash flow was $5.1 million for the quarter compared to $5.4 million for the same period last year.

For the twelve months ended December 31, 2020 net revenue was $95.8 million. Station operating expense decreased $11.1 million to $81.6 million compared to the same period last year. Station operating income was $20.4 million for the year ended December 31, 2020 compared to $37.0 million for year-end 2019 and an operating loss of -$1.3 million for the year compared to operating income of $18.8 million for 2019. Net loss for the twelve-month period was $1.9 million which includes a non-cash impairment charge of $5.2 million. Without the impairment charge the company would have reported Net income of $1.7 million for the period. Diluted loss per share was -$0.32 and free cash flow was $7.6 million for the year.

The Company’s balance sheet reflects $51.4 million in cash on hand as of December 31, 2020 and $56.0 million as of March 8, 2021. The Company’s total bank debt remained at $10 million as of year-end 2020.

Capital expenditures in the fourth quarter were $434 thousand compared to $1.1 million for the same period last year. For the twelve-month period capital expenditures were $2.3 million compared to $5.7 million for the same period last year. The Company expects to spend approximately $4.5 – 5.5 million for capital expenditures during 2021.

Saga’s 2020 4th Quarter and Year End conference call will be on Friday, March 12, 2021 at 11:00 a.m. EST. The dial-in number for the call is 973/528-0008. Enter conference code 714210. A transcript of the call will be posted to the Company’s website as soon as it is available after the call.

The Company requests that all parties that have a question that they would like to submit to the Company to please email the inquiry by 10:00 a.m. EST on March 12, 2021 to SagaIR@sagacom.com. The Company will discuss, during the limited period of the conference call, those inquiries it deems of general relevance and interest. Only inquiries made in compliance with the foregoing will be discussed during the call.

The attached Selected Supplemental Financial Data tables disclose the Company’s trailing twelve-month consolidated EBITDA and a reconciliation of operating income to station operating income.

Saga utilizes certain financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP) to assess its financial performance. Such non-GAAP measures include same station financial information, free cash flow, station operating income, trailing 12-month consolidated EBITDA, and consolidated net leverage ratio. These non-GAAP measures are generally recognized by the broadcasting industry as measures of performance and are used by Saga to assess its financial performance including, but not limited to, evaluating individual station and market-level performance, evaluating overall operations, as a primary measure for incentive-based compensation of executives and other members of management and as a measure of financial position. Saga’s management believes these non-GAAP measures are used by analysts who report on the industry and by investors to provide meaningful comparisons between broadcasting groups, as well as an indicator of their market value. These measures are not measures of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not as a substitute for the results of operations presented on a GAAP basis including net operating revenue, operating income, and net income. Reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP measure are attached in the Selected Consolidated Financial Data and Supplemental Financial Data tables.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “believes,” “expects,” “anticipates,” “guidance” and similar expressions are intended to identify forward-looking statements. Key risks, including risks associated with Saga’s ability to effectively integrate the stations it acquires and the impact of federal regulation on Saga’s business, are described in the reports Saga periodically files with the U.S. Securities and Exchange Commission, including Item 1A of our Annual Report on Form 10-K. Readers should note that these statements may be impacted by several factors, including national and local economic changes, changes in the radio broadcast industry in general, and the effects of the ongoing COVID-19 pandemic, as well as Saga’s actual performance. Results may vary from those stated herein and Saga undertakes no obligation to update the information contained here.

Saga is a broadcasting company whose business is devoted to acquiring, developing and operating broadcast properties. Saga owns or operates broadcast properties in 27 markets, including 79 FM radio stations, 35 AM radio stations and 79 metro signals. For additional information, contact us at (313) 886-7070 or visit our website at www.sagacom.com.

Saga Communications, Inc.

Selected Consolidated Financial Data

For the Three and Twelve Months Ended

December 31, 2020 and 2019

(amounts in 000’s except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Operating Results
Net operating revenue	$28,753	$31,791	$95,813	$123,072
Station operating expenses	21,119	23,050	81,586	92,692
Corporate general and administrative	2,651	3,281	11,574	11,460
Other operating expense (income), net	(13)	26	(1,247)	112
Impairment of broadcast licenses	—	—	5,149	—
Operating income (loss)	4,996	5,434	(1,249)	18,808
Interest expense	75	163	340	735
Interest income	(7)	(125)	(148)	(610)
Other income, net	(20)	(5)	(233)	(16)
Income (loss) before income tax expense	4,948	5,401	(1,208)	18,699
Income tax expense	2,680	1,560	705	5,420
Net income (loss)	$2,268	$3,841	$(1,913)	$13,279

Earnings (loss) per share:
Basic	$0.38	$0.64	$(0.32)	$2.23
Diluted	$0.38	$0.64	$(0.32)	$2.23

Weighted average common shares	5,880	5,817	5,871	5,834
Weighted average common and common equivalent shares	5,880	5,817	5,871	5,834

Free Cash Flow
Net income (loss)	$2,268	$3,841	$(1,913)	$13,279
Plus: Depreciation and amortization:
Radio Stations	1,435	1,747	6,204	6,641
Corporate	96	90	320	304
Deferred tax (benefit) provision	1,380	320	(545)	1,420
Non-cash compensation	422	473	2,221	2,129
Other operating expense (income), net	(13)	26	(1,247)	112
Other income, net	(20)	(5)	(233)	(16)
Impairment of intangible assets	—	—	5,149	—
Less: Capital expenditures	(434)	(1,065)	(2,314)	(5,732)
Free cash flow	$5,134	$5,427	$7,642	$18,137

	December 31,
	2020	2019
Balance Sheet Data
Working capital	$57,034	$49,219
Net fixed assets	$54,885	$58,711
Net intangible assets and other assets	$120,635	$126,963
Total assets	$246,488	$252,394
Long-term debt	$10,000	$10,000
Stockholders' equity	$190,542	$192,352

Saga Communications, Inc.

Selected Supplemental Financial Data

For the Years Ended December 31, 2020 and 2019

(amounts in 000's except ratios)

(Unaudited)

	12 Months Ended
	December 31,
	2020	2019
12 Month Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") (1) and Leverage Ratio
Net income (loss)	$(1,913)	$13,279
Exclusions:
Gain (loss) on sale of assets	1,247	(112)
Gain on insurance proceeds	233	16
Interest income	148	610
Impairment of intangible assets	(5,149)	—
Other	133	190
Total exclusions	(3,388)	704
Consolidated adjusted net income (1)	1,475	12,575
Plus:
Interest expense	340	735
Income tax expense (benefit)	705	5,420
Depreciation & amortization expense	6,524	6,945
Non-cash stock based compensation expense	2,221	2,129
Twelve month consolidated EBITDA (1)	$11,265	$27,804

Total long-term debt, including current maturities	$10,000	$10,000
Divided by twelve month consolidated EBITDA (1)	11,265	27,804
Leverage ratio	0.89	0.36

(1)	As defined in the Company's credit facility.

Saga Communications, Inc.

Selected Supplemental Financial Data

For the Three and Twelve Months Ended

December 31, 2020 and 2019

(amounts in 000’s except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Operating income to station operating income reconciliation:
Operating income (loss)	$4,996	$5,434	$(1,249)	$18,808
Plus:
Corporate general and administrative	2,651	3,281	11,574	11,460
Other operating expense (income), net	(13)	26	(1,247)	112
Impairment of broadcast licenses	—	—	5,149	—
Station depreciation and amortization	1,435	1,747	6,204	6,641
Station operating income	$9,069	$10,488	$20,431	$37,021